FORM T-2

                         STATEMENT OF ELIGIBILITY UNDER
                      THE TRUST INDENTURE ACT OF 1939 OF AN
                     INDIVIDUAL DESIGNATED TO ACT AS TRUSTEE


          Check if an Application to Determine Eligibility of a Trustee
                     Pursuant to Section 305(b)(2) _________



              Gene E. Ploeger                                ###-##-####
             (Name of Trustee)                       (Social Security Number)

             777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202 (Business address: street, city, state, and zip code)


                        Wisconsin Power and Light Company
               (Exact name of obligor as specified in its charter)

                  Wisconsin                                 39-0714890
        (State or other jurisdiction                     (I.R.S. Employer
      of incorporation or organization)                Identification Number)

              222 West Washington Avenue, Madison, Wisconsin  53703
                    (Address of principal executive offices)

                              First Mortgage Bonds
                         (Title of indenture securities)

   1. Affiliations with obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

          None.

   2. Trusteeships under other indentures. If the trustee is trustee under another indenture which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, file a copy of each such indenture as an exhibit and furnish the following information:

          (a) Title of the securities outstanding under each such other indenture.

               Per General Instruction B to Form T-2, no response is required to this item as the obligor is not presently in default.

          (b) A brief statement of the facts relied upon by the trustee as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

               Per General Instruction B to Form T-2, no response is required to this item as the obligor is not presently in default.

   3. Certain relationships between the trustee and the obligor or an underwriter. If the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, state the nature of each such connection.

          Per General Instruction B to Form T-2, no response is required to this item as the obligor is not presently in default.

   4. Securities of the obligor owned or held by the trustee. Furnish the following information as to securities of the obligor owned beneficially by the trustee or held as collateral security for obligations in default.

                               As of July 7, 1995
        Col. A          Col. B               Col. C               Col. D
    Title of class     Whether            Amount owned        Percentage of
                    the securities    beneficially or held  class represented
                      are voting     as collateral security  by amount given
                     or nonvoting       for obligations         in Col. C
                      securities           in default

          Per General Instruction B to Form T-2, no response is required to this item as the obligor is not presently in default.

   5. Securities of underwriters owned or held by the trustee. If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:


                               As of July 7, 1995
           Col. A         Col. B             Col. C               Col. D
          Name of         Amount          Amount owned        Percentage of
         issuer and    outstanding    beneficially or held  voting securities
       title of class                as collateral security   represented by
                                        for obligations        amount given
                                           in default           in Col. C

          Per General Instruction B to form T-2, no response is required to this item as the obligor is not presently in default.

   6. Holdings by the trustee of voting securities of certain affiliates or principal holders of voting securities of the obligor. If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee, (1) owns 10% or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

                               As of July 7, 1995
        Col. A          Col. B               Col. C              Col. D
       Name of          Amount            Amount owned         Percentage
      issuer and     outstanding      beneficially or held      of class
    title of class                   as collateral security  represented by
                                        for obligations       amount given
                                           in default          in Col. C

          Per General Instruction B to Form T-2, no response is required to this item as the obligor is not presently in default.

   7. Holdings by the trustee of any securities of a person owning 50% or more of the voting securities of the obligor. If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50% or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

                               As of July 7, 1995

         Col. A         Col. B             Col. C               Col. D
        Name of         Amount          Amount owned          Percent of
       issuer and    outstanding    beneficially or held  class represented
     title of class                as collateral security  by amount given
                                      for obligations         in Col. C
                                         in default

          Per General Instruction B to Form T-2, no response is required to this item as the obligor is not presently in default.

   8.     Indebtedness of the obligor to the trustee.

          None.

   9.     Defaults by the obligor.

          None.

   10.    Affiliations with the underwriters.

          Per General Instruction B to Form T-2, no response is required to this item as the obligor is not presently in default.

   11.    List of Exhibits.

          None.

                                    SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939, I, Gene E. Ploeger, have signed this statement of eligibility and qualification in the City of Milwaukee and State of Wisconsin, on the 7th day of July, 1995.

                                        By:/s/GENE E. PLOEGER
                                            Gene E. Ploeger